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                                                                   EXHIBIT (12)

            DAYTON HUDSON CORPORATION AND SUBSIDIARIES
      COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
      NINE MONTHS ENDED OCTOBER 31, 1998 AND NOVEMBER 1, 1997
           AND FOR THE FIVE YEARS ENDED JANUARY 31, 1998

                       (Millions of Dollars)

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
                                                          Nine Months Ended                      Fiscal Year Ended
                                                       --------------------   -----------------------------------------------------
                                                         OCT. 31,    Nov. 1,   Jan. 31,    Feb. 1,    Feb 3,    Jan. 28,   Jan. 29,
                                                            1998       1997       1998       1997      1996        1995       1994
                                                       ---------    -------   --------    -------    ------    --------   --------
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
 Consolidated net earnings before extraordinary
    charges.......................................     $     515    $   446   $    802    $   474    $  311    $    434   $    375
 Income taxes.....................................           336        292        524        309       190         280        232
                                                       ---------    -------   --------    -------    ------    --------   --------
    Total earnings before extraordinary charges...           851        738      1,326        783       501         714        607
                                                       ---------    -------   --------    -------    ------    --------   --------

Fixed charges:
 Interest expense.................................           316        335        437        464       461         439        459
 Interest portion of rental expense...............            45         43         59         59        59          56         45
                                                       ---------    -------   --------    -------    ------    --------   --------
    Total fixed charges...........................           361        378        496        523       520         495        504
                                                       ---------    -------   --------    -------    ------    --------   --------

Less:
 Capitalized interest.............................           (14)       (12)       (16)       (16)      (14)         (7)        (5)
                                                       ---------    -------   --------    -------    ------    --------   --------

   Fixed charges in earnings......................           347        366        480        507       506         488        499
                                                       ---------    -------   --------    -------    ------    --------   --------

Earnings available for fixed charges..............     $   1,198    $ 1,104   $  1,806    $ 1,290    $1,007    $  1,202   $  1,106
                                                       ---------    -------   --------    -------    ------    --------   --------
                                                       ---------    -------   --------    -------    ------    --------   --------

Ratio of earnings before extraordinary charges
     to fixed charges.............................          3.32       2.92       3.65       2.46      1.94        2.43       2.19
                                                       ---------    -------   --------    -------    ------    --------   --------
                                                       ---------    -------   --------    -------    ------    --------   --------
RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above.....................     $     361    $   378   $    495    $   523    $  520    $    495   $    504
Dividends on preferred stock
 (pre-tax basis)..................................            25         27         36         37        37          39         39
                                                       ---------    -------   --------    -------    ------    --------   --------
    Total fixed charges and preferred
      stock dividends.............................           386        405        531        560       557         534        543
                                                       ---------    -------   --------    -------    ------    --------   --------
Earnings available for fixed charges
 and preferred stock dividends....................     $   1,198    $ 1,104   $  1,806    $ 1,290    $1,007    $  1,202   $  1,106
                                                       ---------    -------   --------    -------    ------    --------   --------
                                                       ---------    -------   --------    -------    ------    --------   --------

Ratio of earnings before extraordinary charges to
  fixed charges and  preferred stock dividends....          3.10       2.73       3.40       2.30      1.81        2.25       2.04
                                                       ---------    -------   --------    -------    ------    --------   --------
                                                       ---------    -------   --------    -------    ------    --------   --------
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